Exhibit 99.1

Oceaneering Announces Preliminary 2010 Earnings Guidance Change

June 7, 2010 – Houston, Texas – Oceaneering International, Inc. (NYSE:OII) announced today that it is making a preliminary change to its 2010 EPS guidance. This is being done in light of the May 27, 2010 U.S. Department of Interior announcement of a six-month moratorium on deepwater permitting and drilling activities in the Gulf of Mexico (GOM).

T. Jay Collins, President and Chief Executive Officer, stated, “Using limited information from our customers to date, we have estimated the impact of the moratorium could be an EPS reduction of $0.45 to our second half results. Consequently, our new annual EPS guidance range for 2010 is $2.80 to $3.10. Our reduced earnings guidance presumes declining use of ROVs in the GOM during the second half of 2010, lower demand for our IWOCS and pipeline repair system Subsea Product lines, and less deepwater vessel installation work for Subsea Projects.

“Oceaneering has extensive deepwater business operations in the GOM, some of which are tied to drilling activity. As of May 31, 2010 we had 255 ROVs in our fleet. Of these, 70 were located in the GOM, of which 35 were engaged in drill support service, including 32 onboard 29 floating drilling rigs. These ROV contracts include provisions for early-termination, and we are expecting some terminations and revised scopes of work.

“We are talking to our customers to stay abreast of what specific actions they intend to take and when. Our 2010 EPS guidance could change significantly as our customers’ reactions to the moratorium materialize. An update to our 2010 EPS guidance will be given in our second quarter earnings release in late July.

“Despite the moratorium, we continue to believe that the underlying fundamentals supporting long-term secular growth in deepwater activity remain unchanged. We are well positioned to participate in this market niche.”

A conference call to discuss this press release is scheduled for Monday, June 7, 2010 at 8:00 a.m. Central, 9:00 a.m. Eastern. Interested parties may participate in the conference call by dialing 866-862-4678 within North America, or 404-665-9540 outside North America, approximately 15 minutes prior to the call’s start time and providing the conference ID 79779317. This call is being webcast by Thomson Reuters and can be accessed at the link on http://www.oceaneering.com/.

An archived replay will be available for two weeks starting one hour after the call.

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Statements in this press release that express a belief, expectation, or intention are forward looking. The forward-looking statements in this press release include the statements concerning Oceaneering’s: estimate of an EPS reduction of $0.45 to its second half 2010 results due to the U.S. Department of Interior GOM deepwater drilling moratorium; presumptions of declining use of GOM ROVs during the second half of 2010, lower demand for its IWOCS and pipeline repair system Subsea Product lines, and less deepwater vessel installation work for Subsea Projects; annual 2010 EPS guidance range of $2.80 to $3.10; expectation of some ROV contract terminations and revised scopes of work; expectation that 2010 EPS guidance could change significantly as its customers’ reactions to the moratorium materialize; intent to update its 2010 EPS guidance in its second quarter earnings release in late July; and belief that the underlying fundamentals supporting long-term secular growth in deepwater activity remain unchanged. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on current information and expectations of Oceaneering that involve a number of risks, uncertainties, and assumptions. Among the factors that could cause the actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties related to: industry conditions; prices of crude oil and natural gas; Oceaneering’s ability to obtain, and the timing of, new projects; changes in customers’ operational plans or schedules; contract cancellations or modifications; difficulties executing under contracts; and changes in competitive factors. Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, actual outcomes could vary materially from those indicated. For a more complete discussion of these and other risk factors, please see Oceaneering’s annual report on Form 10-K for the year ended December 31, 2009 and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission.

Oceaneering is a global oilfield provider of engineered services and products primarily to the offshore oil and gas industry, with a focus on deepwater applications. Through the use of its applied technology expertise, Oceaneering also serves the defense and aerospace industries.

For further information, please contact Jack Jurkoshek, Director Investor Relations, Oceaneering International, Inc., 11911 FM 529, Houston, Texas 77041; Telephone 713-329-4670; Fax 713-329-4653; www.oceaneering.com; E-Mail investorrelations@oceaneering.com.